EXHIBIT 1.A(6)(b)
                                                           -----------------

                                     BY-LAWS

                                       OF

                          LUTHERAN BROTHERHOOD VARIABLE
                           INSURANCE PRODUCTS COMPANY



                              ARTICLE I.   OFFICES
                              ====================

            The principal office of the Corporation shall be located in the City of Minneapolis, State of Minnesota. The Corporation may have such other offices, either within or without the State of Minnesota, as the Board of Directors may designate or as the business of the Corporation may require from time to time.



                           ARTICLE II.   STOCKHOLDERS
                           ==========================

            Section 1.   ANNUAL MEETINGS.   The annual meeting of the
stockholders shall be held on the last Wednesday in the month of May in each year commencing 1983, at the hour of ten o'clock a.m., or at such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.


            Section 2.   SPECIAL MEETINGS.   Special meetings of the
stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all outstanding shares of the Corporation entitled to vote at the meeting.


            Section 3.   PLACE OF MEETINGS.   The Board of Directors may
designate any place, either within or without the State of Minnesota, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Minnesota.


            Section 4.   NOTICE OF MEETINGS.   Written notice stating the
place, day and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the other officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.


            Section 5.   WAIVER OF NOTICE.   Notice of the place, day, hour
and purpose or purposes of any meeting of the stockholders may be waived in writing by any stockholder. Such waiver may be given before or after the meeting and shall be filed with the Secretary or entered upon the records of the meeting.


            Section 6.   QUORUM.   A majority of the outstanding shares of
the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. The stockholders present, though less than a quorum, may adjourn the meeting to a later day or hour or to another place without further notice other than by announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally noticed.


            Section 7.   PROXIES.   At all meetings of stockholders, a
stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.


            Section 8.   VOTING OF SHARES.   Each outstanding share shall be
entitled to one vote upon each matter submitted to a vote at any meeting of stockholders.


            Section 9.   CONDUCT OF MEETINGS.   The President, or, in his
absence, the Chairman of the board, shall act as chairman, and the Secretary shall act as secretary, of each meeting of stockholders. In the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. All matters brought before the meeting shall, unless otherwise prescribed by statute, be decided by a majority of the votes represented at the meeting. In the event of a tie vote, the deciding vote may be cast by the chairman of the meeting in his capacity as chairman, but this section shall not be construed to prevent the chairman from casting the number of votes to which he is otherwise entitled.



                       ARTICLE III.   BOARD OF DIRECTORS
                       =================================

            Section 1.   GENERAL POWERS.   The management of the Corporation
shall be exercised by the Board of Directors and by such committees, officers, employees and agents as the Board of Directors may authorize, elect or appoint.


            Section 2.   NUMBER, QUALIFICATIONS AND TERM OF OFFICE.   The
Board of Directors shall consist of not less than three (3) nor more than twenty (20) directors, all of whom shall be stockholders of the Corporation. The number of directors to constitute the Board of Directors for the ensuing year shall be determined by the Board of Directors prior to the annual meeting of stockholders at which the directors are to be elected, or, in the absence of such determination, by the stockholders at such annual meeting, provided that thereafter the authorized number of directors may be increased by the stockholders or the Board of Directors and decreased by the stockholders. Directors shall be elected by ballot.

            Each director shall be elected to hold office for one year and until such director's successor is elected and has qualified.


            Section 3.   REGULAR MEETINGS.   A regular meeting of the Board
of Directors shall be held without notice other than this By-Law immediately after, and at the same place as, the annual meeting of the stockholders.
The Board of Directors may provide, by resolution, the time and place, either within or without the State of Minnesota, for the holding of additional regular meetings without notice other than such resolution.


            Section 4.   SPECIAL MEETINGS.   Special meetings of the Board
of Directors may be called by or at the request of the Chairman of the Board or the President and, upon request by any two members of the Board of Directors, shall be called by the Chairman of the Board or the President.


            Section 5.   NOTICE.   Notice of any special meeting of the
Board of Directors shall be given by written notice mailed to or served upon each director at least two days in advance of the day when the meeting is to be held, and such meeting shall be held at such time and place as shall be specified in such written notice. Waiver of notice of any special meeting shall be in writing and may be given before, at or after such meeting, and attendance at a meeting by a director without protesting prior thereto or at its commencement the lack of notice to such director shall constitute waiver of such notice. A special meeting of the Board of Directors may also be held without written notice at such time and place as shall be fixed by the consent in writing of all directors given before, at or after such meeting.


            Section 6.   QUORUM.   A majority of the members of the entire
Board of Directors shall constitute a quorum for the transaction of business, but if less than such majority is present at a meeting a majority of the Directors present may adjourn the meeting from time to time without further notice other than by announcement at the meeting, until a quorum shall be present.


            Section 7.   MANNER OF ACTING.   The act of a majority of the
directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by statute or by the Articles of Incorporation or by these By-Laws. Any action that might be taken at a meeting of the Board of Directors may be taken without a meeting if done in writing signed by all of the directors.


            Section 8.   VACANCIES.   Any vacancy occurring in the Board of
Directors may be filled for the remainder of that term by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Newly created directorships resulting from an increase in the authorized number of directors may be filled by a vote of a majority of the directors serving at the time of such increase.


            Section 9.   COMMITTEES.   The Board of Directors may, by
resolution or resolutions adopted by a majority of the entire Board of Directors, designate one or more committees, in addition to the Executive Committee and the Finance Committee, each committee to consist of two or more directors, which to the extent provided in such resolutions or resolutions, or in the By-Laws, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Such committee of committees shall have such name or names as may be stated in these By-Laws, or as may be determined from time to time by resolutions adopted by the Board of Directors. All committees shall keep regular minutes of their proceedings. Vacancies in any committee shall be filled by the Board of Directors. All actions of any committee shall be reported to the Executive Committee or to the Board of Directors. All such reports shall be rendered no later than at the second meeting of the Executive Committee or the Board of Directors, as the case may be, next succeeding the taking of such actions. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules, or by resolution of the Board of Directors. Any action that might be taken at a meeting of any committee may be taken without a meeting if done in writing signed by all of the members of such committee.


            Section 10.   GENERAL POWERS.   In addition to the powers and
authorities expressly conferred by these By-Laws, the Board of Directors may exercise all such powers and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.



                             ARTICLE IV.   OFFICERS
                             ======================

            Section 1.   NUMBER.   The executive officers of the Corporation
shall be the Chairman of the Board, the President, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents (the number and titles of such vice presidents to be determined by the Board of Directors), a Secretary and a Treasurer. The Chairman of the Board shall be elected from among the members of the Board of Directors. At its discretion, the Board of Directors may decline to designate and elect a Chairman of the Board. Such other executive officers as may be deemed necessary may be elected by the Board of Directors. Any two or more offices, except those of President and Secretary, may be held by the same person.


            Section 2.   ELECTION AND TERM OF OFFICE.   The executive
officers of the Corporation to be elected by the Board of Directors shall be elected annually at the regular meeting of the Board of Directors held after each annual meeting of stockholders. If the election of executive officers shall not be held at such meeting, such election of executive officers shall be held as soon thereafter as conveniently practicable. Each executive officer shall be elected to hold office until such executive officer's successor is elected and has qualified.


            Section 3.   APPOINTIVE OFFICERS.   The President may appoint
such additional appointive officers as may be approved by the Board of Directors.


            Section 4.   REMOVAL.   An executive officer may be removed
either for or without cause by majority vote of the Board of Directors present at any meeting of the Board of Directors.


            Section 5.   VACANCIES.   Any vacancy occurring in any executive
office may be filled for the remainder of the term by the affirmative vote of a majority of the Board of Directors.


            Section 6. CHAIRMAN OF THE BOARD. The Chairman of the board shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors from time to time. In the event the Board of Directors has not designated a Chairman of the Board, or in the event the Chairman of the Board is not present, the President shall preside at any such meeting of the Board of Directors.


            Section 7.   PRESIDENT.   The President shall be the Chief
Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. In general, the President shall perform all duties usually vested in the office of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.


            Section 8.   EXECUTIVE VICE PRESIDENT.   The Executive Vice
President, or in the event there shall be more than one Executive Vice President, the Executive Vice Presidents, shall generally assist the President in the management of the Corporation. In the event of the death, resignation or inability of the President to act, the Executive Vice President shall assume and discharge PRO TEMPORE the powers and duties of the President. In the event there is more than one Executive Vice President, the Board of Directors, or the Executive Committee, shall designate which Executive Vice President shall assume and discharge
PRO TEMPORE the powers and the duties of the President.


            Section 9.   SENIOR VICE PRESIDENTS, VICE PRESIDENTS AND
ASSISTANT VICE PRESIDENTS.   The Senior Vice Presidents, Vice Presidents,
and Assistant Vice Presidents and appointive officers shall perform such duties as may be prescribed by the President or the Board of Directors from time to time.


            Section 10.   SECRETARY.   The Secretary shall keep the minute
books and seal of the Corporation, record the minutes of the meetings of stockholders and the Board of Directors, and, in general, perform all duties and have all powers incident to the office of secretary and perform such other duties and have such other powers as may be prescribed by the President or the Board of Directors from time to time.


            Section 11.   TREASURER.   The Treasurer shall have supervision
over the funds, securities, receipts and disbursements of the Corporation, and, in general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as may be prescribed by the President or the Board of Directors from time to time.


            Section 12.   COMPENSATION.   The executive officers and the
appointive officers shall receive such salary or other compensation as may be determined by the Board of Directors. The Board of Directors may delegate to the President the power to determine the salary or other compensation of any appointive officer.


            Section 13. SURETY BONDS. If the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of such officer's or agent's duties to the Corporation, including responsibility for negligence and for the accounting of all property, funds or securities of the Corporation which may come into such officer's or agent's hands.



                       ARTICLE V.   EXECUTIVE COMMITTEE
                       ================================

            The Board of Directors may, by resolution or resolutions adopted by a majority of the entire Board of Directors, designate three or more of its members to constitute an Executive Committee and shall designate a member of the Committee to serve as Chairman of such Executive Committee. The President shall be a member of the Executive Committee. Vacancies in the Executive Committee shall be filled by the Board of Directors.

            Between meetings of the Board of Directors, the Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of such limitations as may be imposed by the Board of Directors or by statute. All actions of the Executive Committee shall be reported to the Board of Directors. All such reports shall be rendered no later than at the second meeting of the Board of Directors next succeeding the taking of such actions.

            A majority of the members of the entire Executive Committee shall constitute a quorum for the transaction of business at any meeting of the Executive Committee. The act of a majority of the Executive Committee present at any meeting of the Executive Committee at which a quorum is present shall be the act of the Executive Committee. Any action which might be taken at a meeting of the Executive Committee may be taken without a meeting if done in writing signed by all of the members of the Executive Committee.



                      ARTICLE VI.   FINANCE COMMITTEE
                      ===============================

            The Board of Directors may, by resolution or resolutions adopted by a majority of the entire Board of Directors, designate three or more of its members to constitute a Finance Committee. The President shall be a member of the Finance Committee. The Board of Directors may also designate one or more of its members as alternate members of the Finance Committee to serve at meetings of the Finance Committee in the absence of any regular member or members, and, in case more than one alternate is designated, the Board of Directors shall designate at the time of such designation the priorities as between them. Vacancies in the Finance Committee shall be filled by the Board of Directors.

            The Finance Committee shall exercise general control and supervision of the financial affairs and accounts of the Corporation. It shall supervise all investments and loans of the Corporation, including investments in real estate, policy loans, real estate mortgage loans and investments in housing company securities. Directly, or through such regulations as it may establish, it shall authorize or approve the making of all such investments or loans and all sales of such investments or loans.

            A majority of the members of the entire Finance Committee shall constitute a quorum for the transaction of business at any meeting of the Finance Committee. The act of a majority of the Finance Committee present at any meeting of the Finance Committee at which a quorum is present shall be the act of the Finance Committee. Any action which might be taken at a meeting of the Finance Committee may be taken without a meeting if done in writing signed by all of the members of the Finance Committee.



          ARTICLE VII.   CERTIFICATES FOR SHARES AND THEIR TRANSFER
          =========================================================

            Section 1.   CERTIFICATES FOR SHARES.   Certificates
representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or an Executive Vice President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimile if the certificate is manually signed on behalf of a transfer agent and a registrar, other than the Corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The mane and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. In the event any officer's signature or facsimile signature shall appear on any certificate and such officer shall have ceased to be such officer prior to the issue of such certificate, such certificate shall be a valid certificate and may, nevertheless, be issued and delivered.


            Section 2.   TRANSFER OF SHARES.   Transfer of shares of the
Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.



                   ARTICLE VIII.   EXECUTION OF INSTRUMENTS
                   ========================================

            All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officers, agents or employees of the Corporation, or any one of them, and in such manner, as from time to time may be determined by the Board of Directors.



                        ARTICLE IX.   CORPORATE SEAL
                        ============================

            The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the words "Corporate Seal".



                        ARTICLE X.   INDEMNIFICATION
                        ============================

            To the full extent permitted by Minnesota Statutes, Section 300.082, as amended from time to time, or by other provisions of law, each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, wherever brought, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Corporation, or he is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually incurred by him in connection with such action, suit or proceeding. The indemnification provided by hereby shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.



                          ARTICLE XI.   AMENDMENTS
                          ========================

            The Board of Directors shall have authority to make and alter the By-Laws of the Corporation, subject to the power of the stockholders to change or repeal such By-Laws.






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